                                                                      EXHIBIT II

                            PARENTS AND SUBSIDIARIES
                            AS OF DECEMBER 31, 1999

                                                     STATE OR COUNTRY OF         PERCENTAGE OF
                                                     OF INCORPORATION OR    VOTING SECURITIES OWNED
                                                         ORGANIZATION       BY ITS IMMEDIATE PARENT
                                                     --------------------   -----------------------
Registrant:
  International Business Machines Corporation......  New York

Subsidiaries:
  IBM Credit Corporation...........................  Delaware                         100
  Tivoli Systems Inc. .............................  Delaware                         100
  IBM World Trade Corporation......................  Delaware                         100
    IBM Asia Pacific Service Corporation...........  Japan                            100
    IBM Central and Eastern Europe/Middle East/
      Africa, Inc. ................................  Delaware                         100
    IBM China/Hong Kong Corporation................  Delaware                         100
    IBM Plans Management Corporation...............  New York                          88(A)
    IBM World Trade Asia Corporation...............  Delaware                         100
    WTC Insurance Corporation, Ltd. ...............  Bermuda                          100
    IBM Argentina, S.A. ...........................  Argentina                        100(A)
    IBM Australia Ltd. ............................  Australia                        100
    IBM Bahamas Ltd. ..............................  Bahamas                          100
    IBM de Bolivia, S.A. ..........................  Bolivia                          100
    IBM Brasil-Industria, Maquinas e Servicos
      Ltda.........................................  Brazil                           100(A)
    IBM Foreign Sales Corporation..................  Barbados                         100
    General Business Machines Corp. ...............  British V.I.                      10
    IBM Canada Credit Services Company.............  Canada                           100
    IBM Canada Limited--IBM Canada Limitee.........  Canada                           100
    IBM China Company Limited......................  China                            100
    IBM de Chile, S.A.C. ..........................  Chile                            100(A)
    IBM de Colombia, S.A. .........................  Colombia                          90(A)
    IBM Middle East FZE............................  United Arab Emirates             100
    IBM Middle East Dubai Airport Free Zone FZE....  United Arab Emirates             100
    IBM del Ecuador, C.A. .........................  Ecuador                          100
    IBM Global Services India Pvt. Ltd. ...........  India                             90(B)
    IBM India Ltd. ................................  India                             99
    IBM Japan, Ltd. ...............................  Japan                            100
    IBM Korea, Inc. ...............................  Korea (South)                    100
    Mesiniaga Berhad...............................  Malaysia                           6
    Sunway Computer Services Sdn. Bhd. ............  Malaysia                          20
    Arrendadora de Tecnologia e Informatica, S.A.
      de C.V., Organizacion Auxiliar del
      Credito......................................  Mexico                            86(A)
    Financiera de Tecnologia e Informatica S.A. de
      C.A., Sociedad Financiera del Objecto
      Limitado Filial..............................  Mexico                           100(A)
    Grupo IBM Mexico, S.A. de C.V. ................  Mexico                           100(C)
    IBM de Mexico, S.A. ...........................  Mexico                           100(C)

                                                     STATE OR COUNTRY OF         PERCENTAGE OF
                                                     OF INCORPORATION OR    VOTING SECURITIES OWNED
                                                         ORGANIZATION       BY ITS IMMEDIATE PARENT
                                                     --------------------   -----------------------
    IBM New Zealand Ltd. ..........................  New Zealand                      100
    IBM del Peru, S.A. ............................  Peru                             100
    IBM World Trade Asia-Pacific Corp..............  Philippines                       98(C)
    IBM Philippines, Incorporated..................  Philippines                      100(C)
    IBM Romania Srl................................  Romania                          100
    IBM Taiwan Company Limited.....................  Taiwan                           100(C)
    Thai Systems Corporation Ltd. .................  Thailand                         100
    IBM Thailand Company Ltd. .....................  Thailand                         100(C)
    IBM del Uruguay, S.A. .........................  Uruguay                          100
    IBM de Venezuela, S.A. ........................  Venezuela                        100
    IBM Vietnam Company............................  Vietnam                          100
    IBM Central Europe & Russia Inc. ..............  Delaware                         100
    IBM Oesterreich Internationale Bueromaschinen
      Gesellschaft m.b.H. .........................  Austria                          100
    IBA (International Belarussia Alliance)........  Belarus Republic                  45
    International Business Machines of Belgium
      S.A. ........................................  Belgium                          100(A)
    IBM Botswana (PTY) Limited.....................  Botswana                         100
    IBM Bulgaria Ltd. .............................  Bulgaria                         100
    IBM Croatia Ltd./ IBM Hrvatska d.o.o. .........  Croatia                          100
    IBM Ceska Republika spol. s.r.o. ..............  Czech Republic                   100
    IBM Eesti Osauhing (IBM Estonia Ou)............  Estonia                          100
    Compagnie IBM France, S.A. ....................  France                           100(C)
    IBM Eurocoordination...........................  France                            --(D)
    IBM Europe Middle East Africa..................  France                           100(A)
    IBM Beteiligungs GmbH..........................  Germany                          100
    IBM Deutschland GmbH...........................  Germany                           82(A)
    International Business Machines Corporation
      Magyarorszagi Kft. ..........................  Hungary                          100
    IBM International Treasury Services Company....  Ireland                           --(E)
    IBM Ireland Ltd. ..............................  Ireland                          100
    IBM Italia S.p.A. .............................  Italy                             96(A)
      IBM Hellas Information Handling Systems
        S.A. ......................................  Greece                           100(A)
      IBM Israel Ltd. .............................  Israel                           100(A)
      Companhia IBM Portuguesa, S.A. ..............  Portugal                         100
      IBM (International Business Machines) Turk
        Ltd. Sirketi...............................  Turkey                            98(A)
      IBM South Africa Group Ltd. .................  South Africa                     100
    IBM East Africa Limited........................  Kenya                             67(A)
    Sabiedriba ar irobezotu IBM Latvija............  Latvia                           100
    QuanTech s.a.l. ...............................  Lebanon                           15
    IBM Lietuva....................................  Lithuania                        100
    EDESA S. A. ...................................  Luxembourg                         1
    IBM Global Holdings B.V. ......................  Netherlands                      100
    IBM International Centre for Asset Management
      N.V. ........................................  Netherlands                      100
    IBM Nederland N.V. ............................  Netherlands                      100
    IBM Polska Sp. z.o.o. .........................  Poland                           100
    International Business Machines A/S............  Norway                            60(A)
    IBM East Europe/Asia...........................  Russia                           100

                                                     STATE OR COUNTRY OF         PERCENTAGE OF
                                                     OF INCORPORATION OR    VOTING SECURITIES OWNED
                                                         ORGANIZATION       BY ITS IMMEDIATE PARENT
                                                     --------------------   -----------------------
    International Technology
    IBM Slovensko spol.s.r.o. .....................  Slovak Republic                  100
    IBM Slovenija d.o.o. ..........................  Slovenia                         100
    International Business Machines, S.A. .........  Spain                            100(A)
      IBM Nordic Aktiebolag........................  Sweden                           100
      IBM Danmark A/S..............................  Denmark                          100
      Oy International Business Machines AB........  Finland                          100
      IBM Svenska Aktiebolag.......................  Sweden                           100
    IBM International Centre for Asset Management
      A.G. ........................................  Switzerland                      100
    IBM (Schweiz)--IBM (Suisse)--IBM (Svizzera)--
      IBM (Switzerland)............................  Switzerland                      100
    IBM North Africa...............................  Tunisia                           99(A)
    IBM United Kingdom Holdings Ltd. ..............  United Kingdom                   100
    International Business Machines Limited........  United Kingdom                   100
    IBM Zimbabwe (Private) Ltd. ...................  Zimbabwe                         100

------------------------

(A) Remaining percentage owned by another wholly-owned IBM company.

(B) Minor percentage held by another IBM shareholder.

(C) Minor percentage held by other IBM shareholders, subject to repurchase option.

(D) IBM Eurocoordination is owned approximately 14% each by subsidiaries located in France, Germany, Italy and the United Kingdom and approximately 4% each by subsidiaries located in Austria, Belgium, Denmark, Finland, Ireland, Netherlands, Norway, Portugal, Spain, Sweden and Switzerland and by four other minority shareholders.

(E) IBM France and IBM Finland each own 16.6% and IBM Denmark and IBM Switzerland each own 33.3% of IBM International Treasury Services Company.